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                                                                      EXHIBIT 21
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                                  Subsidiaries
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Pioneering Management Corporation

Pioneer Funds Distributor, Inc.

Pioneering Services Corporation

Pioneer Capital Corporation

Pioneer SBIC Corporation

Pioneer Associates, Inc.

Pioneer Plans Corporation

PIOGlobal Corporation

Pioneer Metals and Technology, Inc.

Pioneer Investments Corporation

Pioneer International Corporation

Pioneer Fund Management Company, Inc.

Pioneer Ventures Limited Partnership

Pioneer Real Estate Advisors, Inc.

Pioneer Exploration Limited

Pioneer Explorer, Inc.

Pioneer Omega, Inc.

Pioneer First Russia, Inc.

Luscinia, Inc.

Theta Enterprises, Inc.


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Pioneer Forest, Inc.

Pioneer Goldfields Holdings, Inc.

Pioneer Goldfields Limited

Pioneer Goldfields Trustees Limited

Teberebie Goldfields Limited

Lobenguela Exploration and Mining Company (Private) Limited

PIOGlobal Insurance Company Limited

Pioneer Fonds Marketing GmbH

Pioneer Management (Ireland) Limited

Pioneer First Polish Trust Fund Joint-Stock Company, s.a.

Pioneer Real Estate Advisors Sp z.o.o.

Financial Services Limited

Pioneer Polski Dom Maklerski, S.A.

Pioneer Czech Investment Company, a.s.

Closed Joint-Stock Company "Pioneer Metals International"

Closed Joint-Stock Company "Forest-Starma"

Closed Joint-Stock Company "Amgun-Forest"

Closed Joint-Stock Company "Udinskoye"

Closed Joint-Stock Company "Tas-Yurjah Mining Company"

Closed Joint-Stock Company "Pioneer Starma Equipment"

"Pioneer Investments"

Closed Joint-Stock Company "Pioneer Securities"


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Closed Joint-Stock Company "Management Company (KUIF)"

First Voucher Fund

Pioneer Bank (Joint-Stock Company)

Closed Joint-Stock Company "Pioneer Services"

Pioneering Management (Jersey) Limited

Pioneer Poland U.S. (Jersey) Limited

Pioneer Poland U.K. Limited

Pioneer Investment Poland Limited

UKS Securities Ltd.

AS Holdings, Inc.